Exhibit 5.1

DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, New York 10020-1104 www.dlapiper.com T 212.335.4500 F 212.335.4501

April 7, 2017

Board of Directors

STAG Industrial, Inc.

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

Issuance of up to $300,000,000 of Shares of Common Stock

Gentlemen:

We have served as special counsel to STAG Industrial, Inc., a Maryland corporation (the “Company”), in connection with the offering by the Company of up to $300,000,000 of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company pursuant to the Registration Statement on Form S-3 (File No. 333-209722), which initially became effective upon filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 25, 2016, as amended by the Post-Effective Amendment No. 1 to the Registration Statement, which became effective upon filing with the Commission under the Securities Act on April 7, 2017 (as amended, the “Registration Statement”).  The Shares are to be issued pursuant to (i) those certain equity distribution agreements, each dated as of April 7, 2017 (collectively, the “Equity Distribution Agreements”), by and between the Company, the Operating Partnership and each of Robert W. Baird & Co. Incorporated, BB&T Capital Markets, a division of BB&T Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America N.A., BMO Capital Markets Corp., Bank of Montreal, Cantor Fitzgerald & Co., Capital One Securities, Inc., Citigroup Global Markets Inc., Citibank, N.A., Evercore Group L.L.C., Jefferies LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Royal Bank of Canada, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association, and (ii) those certain master confirmation for forward sale transactions, dated as of April 7, 2017 (the “Master Forward Sale Agreements”), by and between the Company, the Operating Partnership and each of Bank of America, N.A., Bank of Montreal, Citibank, N.A., Jefferies LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and Wells Fargo Bank, National Association.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)                                 the Articles of Amendment and Restatement of the Company, together with all amendments and articles supplementary filed to date with respect thereto, as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) as of March 14, 2016 and by the Secretary of the Company as of the date hereof (collectively, the “Charter”);

(b)                                 the Company’s Amended and Restated Bylaws, as certified by the Secretary of the Company on the date hereof;

(c)                                  copies of resolutions duly adopted by the Board of Directors of the Company dated as of February 22, 2016 and March 29, 2017, relating to, among other things, the registration, issuance and sale of the Shares and the price per share to be paid to the Company by the sales agents, as certified by the Secretary of the Company on the date hereof (collectively, the “Resolutions”);

(d)                                 the Registration Statement;

(e)                                  the prospectus supplement, dated April 7, 2017, filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the base prospectus, dated April 7, 2017 (collectively, the “Prospectus”);

(f)                                   executed copies of the Equity Distribution Agreements and Master Forward Sale Agreements;

(g)                                  an executed copy of the certificate of the Secretary of the Company, dated as of the date hereof, as to certain factual matters;

(h)                                 the certificate of the SDAT as to the due incorporation, existence and good standing of the Company in the State of Maryland dated March 28, 2017 (the “Good Standing Certificate”); and

(i)                                     such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and enforceability thereof upon the Company.

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:

(1)                                 the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, and has the requisite corporate power to issue the Shares; and

(2)                                 the issuance of the Shares has been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Equity Distribution Agreements and the Master Forward Sale Agreements (and related supplemental confirmations), as applicable, against payment therefor (or, in the case of the Master Forward Sale Agreements (and related supplemental confirmations), in net share settlement thereof), in accordance with the Resolutions and the terms of the Equity Distribution Agreements and the Master Forward Sale Agreements (and related supplemental confirmations), as applicable, the Shares will be validly issued and fully paid and non-assessable.

The opinion in paragraph 1 with respect to incorporation, existence and good standing of the Company is based solely on the Good Standing Certificate.  In expressing the opinions above, we have assumed that the Shares will not be issued in violation of Article VI of the Charter, as amended or supplemented as of the date hereof. The foregoing opinions are limited to the Maryland General Corporation Law, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities (or “blue sky”) laws, including the securities laws of the State of Maryland or any federal or state laws regarding fraudulent transfers or fraudulent conveyances.  To the extent that any matter as to which our opinion is expressed herein would be governed by any provisions other than those set forth in the Maryland General Corporation Law, we do not express any opinion on such matter.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement in accordance with the requirements of Form S-3 and the rules and regulations promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter.  This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ DLA Piper LLP (US)